Exhibit 10.1

TRANSACTION ADVISORY AGREEMENT

This Transaction Advisory Agreement (“Agreement”) is entered into as of May 30, 2025 (“Effective Date”), by and among Range Sky View Land, LLC, an Ohio limited liability company (“Range”), AppleAtcha Land LLC, a Delaware limited liability company (“AppleAtcha”) and WV Reclaim Co, LLC, a West Virginia limited liability company (“WV Reclaim”). Range, AppleAtcha and WV Reclaim are sometimes referred to herein each as a “Party” and together as the “Parties” to this Agreement.

RECITALS

WHEREAS, AppleAtcha is a company that owns land and other economic interests related to the Fola Mine Complex in Clay and Nicholas Counties, West Virginia (“Fola Mine”);

WHEREAS, WV Reclaim owns mining permits located on the Fola Mine;

WHEREAS, Range is a business focused on acquiring, reclaiming and repurposing mine land throughout Appalachia, and has a management team with unique expertise and experience in restructuring, repositioning and selling underperforming and idled mine properties;

WHEREAS, on March 31, 2025, the Parties entered in a Purchase and Sale Agreement (“PSA”) whereby Range acquired (i) substantially all of the real property interests of the Fola Mine, except for select excluded assets (“Excluded Property”), from AppleAtcha, and (ii) 15 permits associated with the Fola Mine, excluding 21 permits (“Excluded Permits”), from WV Reclaim;

WHEREAS, the “Ramp Run Mine” is comprised of approximately 424.80 acres of surface interests and 3,773.60 acres of mineral interests (“Ramp Run Property”) associated with the following three permits: (i) Ramp Run Surface Mine #1 (Article 3 # S-6010-89), (ii) Ramp Run Surface Mine #2 (Article 3 # S-3017-94), and (iii) Ramp Run Haulroad (Article 3 # O-3007-08) (collectively, the “Ramp Run Permits”). The Ramp Run Property is part of the Excluded Property and the Ramp Run Permits are part of the Excluded Permits;

WHEREAS, the Ramp Run Permits are backed by reclamation bonds in an aggregate amount equal to $1,244,560 (“Ramp Run Bonds”) and the Ramp Run Property serves as collateral for the Ramp Run Bonds; and

WHEREAS, AppleAtcha, WV Reclaim and Range have agreed to enter into this Agreement in accordance with the terms hereunder.

NOW, THEREFORE, for and in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties hereby agree as follows:

AGREEMENT

1.	Transaction Advisory Services: AppleAtcha and WV Reclaim hereby request Range to provide transaction advisory services related to the sale of the Ramp Run Property and Ramp Run Permits to a third-party purchaser (“Transaction Advisory Services”), and Range hereby agrees to provide such Transaction Advisory Services on the terms and conditions set forth in this Agreement.

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2.	Transaction Advisory Fee: As consideration for providing the Transaction Advisory Services, AppleAtcha and WV Reclaim shall pay to Range on the Closing Date (defined below), a transaction advisory fee in an aggregate cash amount equal to Seven Hundred and Seventy-Five Thousand Dollars ($775,000) (“Transaction Advisory Fee”), for which AppleAtcha shall be responsible for $750,000 and WV Reclaim shall be responsible for $25,000, if the Ramp Run Property and Ram Run Permits are sold to a third-party purchaser (“Payment Condition”). For clarification purposes, the Transaction Advisory Fee shall only be due and payable by AppleAtcha and WV Reclaim to Range if the Payment Condition is satisfied.

3.	Closing Date: The “Closing Date” shall be the date on which title to the Ramp Run Property and the Ramp Run Permits are transferred to a third-party purchaser.

4.	Independent Contractor: The Parties hereby acknowledge and agree that Range is an independent contractor under this Agreement and therefore shall be solely responsible for the payment of any taxes imposed on account of payment of the Transaction Advisory Fee.

5.	Assignment: No Party shall assign this Agreement or any of its obligations or rights hereunder without the express written consent of the other Parties.

6.	Termination: This Agreement may be terminated by WV Reclaim and AppleAtcha, on the one hand, or Range, on the other hand, by providing written notice of such termination (such notice provided in accordance with the PSA); provided, however, that in the event that the Payment Condition is satisfied within 120 days after the date of termination by WV Reclaim and AppleAtcha, then in such case, Range would still be entitled to receive the Transaction Advisory Fee payable in full on the Closing Date.

7.	Entire Agreement: This Agreement embodies the entire and complete understanding and agreement of the Parties hereto related to the Transaction Advisory Services provided hereunder. All prior understandings and agreements relating to the Transaction Advisory Services contemplated herein are expressly waived and have no further force or effect.

8.	Severability: In case one or more of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable, for any reason and in any respect, such provision shall not affect any other provision in this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision has never been contained herein.

9.	Binding Effect: This Agreement shall inure to the benefit of and shall be binding upon the Parties hereto and their heirs, legal representatives, successors and assigns.

10.	Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the state of Ohio without regard to any conflicts of law principles.

11.	Execution: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any Party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Electronic signatures in PDF format transmitted by e-mail shall have the full force and effect of original signatures for all purposes.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have each executed and delivered this Agreement as of the Effective Date set forth above.

APPLEATCHA LAND, LLC,
a Delaware limited liability company

By:
Name:	Joseph E. LoConti
Title:	Manager

WV RECLAIM CO, LLC,
a West Virginia limited liability company

By:
Name:	Barry T. Doyle
Title:	President

RANGE SKY VIEW LAND, LLC,
an Ohio limited liability company

By:
Name:	Michael R. Cavanaugh
Title:	Chief Executive Officer

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